                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                November 8, 2000
                         Date of earliest event reported


                                     OZ.COM
             (Exact name of Registrant as specified in its charter)


   California                       000-30701                    95-4560875
    (State of                 (Commission File No.)             (IRS Employer
incorporation or                                             Identification No.)
  organization)


                                 Snorrabraut 54
                               Reykjavik, Iceland
                    (Address of principal executive offices)


                                     IS-105
                                   (Zip code)


                               (011 354) 535-0000
              (Registrant's telephone number, including area code)

Item 1. Not Applicable

Item 2. Acquisition or Disposition of Assets

        On November 8, 2000, the Registrant, OZ.COM, completed its acquisition of all of the outstanding voting capital stock of MCE Holding Corporation. MCE Holding Corporation was a strategic alliance (the "Strategic Alliance") of Microcell Capital II, Inc. ("Microcell") and Ericsson Canada Inc. ("Ericsson Canada") formed to hold all of the issued and outstanding capital stock of 3044016 Nova Scotia Company, a recently organized company based in Montreal, Canada which was formed to develop mobile Internet applications for network operators in Canada. The name of 3044016 Nova Scotia Company was changed to OZ.COM Canada Company ("OZ Canada") following the closing of the transaction. The transaction was closed pursuant to two Share Exchange Agreements (the "Acquisition Agreements") dated November 8, 2000 by and between OZ.COM and each of Microcell and Ericsson Canada as the former stockholders of MCE Holding Corporation. The descriptions in this 8-K of the Acquisition Agreements and other agreements entered into in connection therewith do not purport to be complete and are qualified in their entirety by the provisions of such agreements, which agreements were filed on November 14, 2000 as exhibits to OZ.COM's Quarterly Report on Form 10-QSB for the period ended September 30, 2000.

         The acquisition was structured as a stock-for-stock exchange in which OZ.COM issued an aggregate of 16,475,131 shares of its common stock to Microcell and Ericsson Canada in exchange for all of the issued and outstanding stock of MCE Holding Corporation. Total consideration given, including direct acquisition costs, aggregated approximately $20.7 million. OZ.COM will account for the acquisition using the purchase method of accounting. The Strategic Alliance had no operations prior to the acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired amounted to approximately $18.7 million, with $12.4 million attributable to goodwill and $6.3 attributable to a fully paid-up iPulse(TM) 1.5 license for the benefit of Microcell and its affiliates. OZ.COM will amortize the goodwill on a straight-line basis over an estimated useful life of 5 years and the iPulse(TM)
1.5 license on a straight-line basis over an estimated useful life of 3.5 years. The estimated fair values and useful lives are a preliminary determination based on available information. The actual determination may differ from these estimates once a valuation of the assets has been completed.

         The acquired assets consist of cash and licensed technology to be used in the business of developing and marketing Internet application technology for wireless service providers.

         In connection with the acquisition, OZ.COM entered into a shareholder agreement among Microcell and two of OZ.COM's directors and officers, Skuli Mogensen and Gudjon Mar Gudjonsson. This agreement gives Microcell the right to participate in any sales of OZ.COM shares by either Mr. Mogensen or Mr. Gudjonsson and, with some exceptions, to purchase pro rata shares of OZ.COM securities offered by OZ.COM. In addition, Messrs. Mogensen and Gudjonsson have agreed to vote a sufficient number of OZ.COM shares to enable a nominee of Microcell to sit on the board of directors of OZ.COM.

         OZ.COM also entered into a shareholder agreement with Ericsson Canada, Skuli Mogensen and Gudjon Mar Gudjonsson. This agreement gives Ericsson Canada the right to participate in any sales of OZ.COM's shares by either Mr. Mogensen or Mr. Gudjonsson and, with some exceptions, to purchase pro rata shares of OZ.COM's securities offered by OZ.COM.

         The Acquisition Agreement with Microcell grants Microcell the right, during the period from February 15, 2002 until April 15, 2002, to require OZ.COM to repurchase the 11,405,860 shares delivered to Microcell in connection with the acquisition at the price of $4,500,000, if prior to February 15, 2002 OZ.COM fails to complete a firmly underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended ("Securities Act"), or a public offering in which OZ.COM's shares are listed or designated for trading on any "designated offshore securities market" as such term is defined in Regulation S under the Securities Act, which offering, in either case, results in a market capitalization of not less than $225 million. The 11,405,860 shares that are subject to this right have an issue value of $14.3 million which will be recorded in shareholders' equity in OZ.COM's consolidated balance sheet less the amount related to the redemption value of $4.5 million. The redemption value of $4.5 million will be recorded in temporary equity on the balance sheet.

         In connection with the acquisition, OZ Canada entered into a General Co-Operation Development Agreement ("Microcell GCDA") with Microcell Labs, Inc. ("Microcell Labs") on November 8, 2000, pursuant to which Microcell Labs agreed to use OZ Canada as its preferred development resource for development work and consulting services in the field of wireless Internet applications under the terms and conditions of the Microcell GCDA. Under the terms of the Microcell GCDA, Microcell Labs has committed to purchasing $9 million in consulting and development services and technology licenses during the term of the Microcell GCDA. OZ Canada will have full ownership of the products developed under the Microcell GCDA and their related intellectual property rights. However, if the products are unrelated to OZ Canada's product offerings or if the products are completed by Microcell Labs as a result of OZ Canada's breach of the Microcell GCDA, Microcell Labs will own the product and its related intellectual property rights, with OZ Canada retaining the right to use, sell, and distribute the product outside of Canada for three years. Microcell Labs will have a license to use, sell and distribute for commercial use by Microcell Labs and its affiliates all products developed under the Microcell GCDA. The license shall be royalty free, except that Microcell Labs will pay to OZ Canada 10% of its net revenues attributable to the sale or license of the products during the three year term after the commercial launch of the products. OZ Canada will pay to Microcell Labs 10% of all of its net revenues attributable to the sale or license of products developed under the Microcell GCDA during the three year term commencing with the commercial launch of the products. The term of the Microcell GCDA is three years, unless earlier terminated by written notice of a party upon a petition for bankruptcy by the other party or the occurrence of a insolvency related event with respect to the other party.

         In connection with the acquisition, OZ Canada also concluded a Specific Development and Consulting Agreement ("Microcell SDCA") with Microcell Labs dated November 8, 2000 pursuant to which OZ Canada granted to Microcell Labs a non-exclusive, non-transferable, non-revocable license to use iPulse(TM) 1.5. Except for the revenue sharing payments under the Microcell GCDA the license is royalty-free. Ericsson had granted to MCE Holding Corporation the right to grant a license to iPulse(TM) 1.5 and agreed to the assignment of this right to OZ Canada.

         In addition, OZ Canada entered into a Specific Co-Operation and Development Agreement with Ericsson Canada Inc. on November 8, 2000 ("Ericsson SCDA") in connection with the acquisition pursuant to which OZ Canada will provide consulting and development services in the areas of mobile Internet applications for third generation ("3G") mobile telephony platforms. The Ericsson SCDA is an agreement under the General Co-Operation and Development Agreement entered into on November 1, 2000 between an affiliate of Ericsson Canada, Ericsson Radio Systems AB ("Ericsson Radio Systems"), and OZ.COM. Under the terms of the Ericsson SCDA, Ericsson Canada will advance to OZ Canada a total of $6 million in quarterly installments over the Ericsson SCDA's two year term, which installments will be applied by Ericsson Canada against amounts due for development work performed under the Ericsson SCDA. OZ Canada will have access to Ericsson Canada's 3G laboratories and will receive up to 6,000 hours of assistance from qualified 3G experts for testing of the 3G development work.

         Ericsson Canada is a subsidiary of LM Ericsson, Sweden. Another subsidiary of LM Ericsson, Ericsson, Inc., owns 10,052,431 shares of OZ.COM's Series A Preferred stock, which is currently convertible into OZ.COM's common stock on a two for one basis. Under the terms of a shareholders agreement entered into in February 1999 among Ericsson, Inc., OZ.COM and Messrs. Skuli Mogensen and Gudjon Mar Gudjonsson, Messrs. Skuli Mogensen and Gudjon Mar Gudjonsson have agreed to vote a sufficient number of shares to elect a nominee of Ericsson Inc. to OZ.COM's board of directors. Currently, an Ericsson, Inc. nominee sits on OZ.COM's board of directors. OZ.COM and Ericsson Radio Systems entered into a Specific Co-Operation and Development Agreement in February 1999 under which OZ.COM is performing development work for Ericsson Radio Systems related to Ericsson's iPulse(TM) product, as well as a value added license distribution agreement under which OZ.COM may offer the iPulse(TM) product to its customers in exchange for royalties. In addition, OZ.COM and Ericsson Radio Systems entered into two agency agreements which allow OZ.COM to act as a sales agent for Ericsson's iPulse(TM) product and allow Ericsson Radio Systems to act as a sales agent for OZ.COM's mPresence(TM) services offering, in return for certain sales commissions and referral fees.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5. In October 2000 OZ.COM and Ericsson Inc. entered into Amendment Number One to Shareholder Rights Agreement ("Amendment No. One") which eliminated Ericsson's right under the Shareholder Rights Agreement dated February 4, 1999 to require OZ.COM to repurchase the shares of Series A Preferred Stock and/or Common Stock owned by Ericsson under certain terms and conditions. Prior to Amendment No. One, the Series A Preferred stock held by Ericsson had been recorded in temporary equity on OZ.COM's consolidated balance sheet. With the elimination of Ericsson's right of redemption, this Series A Preferred stock will be transferred to permanent shareholders' equity.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable.

         (b)      Pro Forma Financial Statements


               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         On November 8, 2000, OZ.COM completed its acquisition of MCE Holding Corporation ("MCE"). MCE was a strategic alliance of Microcell Capital II ("Microcell") and Ericsson Canada Inc. ("Ericsson Canada") formed to hold all of the issued and outstanding capital stock of 3044016 Nova Scotia Company, a recently organized company based in Montreal, Canada which was formed to develop mobile Internet applications for network operators in Canada. The transaction was closed pursuant to two Share Exchange Agreements dated November 8, 2000 by and between OZ.COM and each of Microcell and Ericsson Canada as the former stockholders of MCE. The acquisition was structured as a stock-for-stock exchange in which OZ.COM issued an aggregate of 16,475,131 shares of its common stock to Microcell and Ericsson Canada in exchange for all of the issued and outstanding stock of MCE. Total consideration given, including direct acquisition costs, aggregated to approximately $20.7 million. OZ.COM's acquisition of MCE will be accounted for under the purchase method of accounting which requires the purchase price to be allocated to the acquired assets on the basis of their estimated fair values as of the date of the acquisition.

         The following unaudited pro forma consolidated financial information has been prepared from the unaudited consolidated financial statements for the nine months ended September 30, 2000 and 1999 and the audited consolidated financial statements for the year ended December 31, 1999 of OZ.COM and its subsidiaries. The unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 gives effect to the acquisition of MCE as if it occurred on September 30, 2000, and the pro forma consolidated condensed statements of operations for the nine months ended September 30, 2000 and 1999 and the year ended December 31, 1999 give effect to the acquisition as if it occurred on January 1, 1999 and include adjustments directly attributable to the acquisition and expected to have a continuing impact on the combined company (collectively, the "Unaudited Pro Forma Financial Information"). As the Unaudited Pro Forma Financial Information has been prepared based on preliminary estimates of fair values, amounts actually recorded may change upon determination of the total purchase price and additional analysis of the individual assets acquired.

         The Unaudited Pro Forma Financial Information and related notes are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of OZ.COM and its subsidiaries as they may be in the future or as they might have been had the acquisition been consummated on the assumed dates. The Unaudited Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements of OZ.COM and its subsidiaries, and the related notes thereto, which are included in OZ.COM's Registration Statement on Form 10-SB for the year ended December 31, 1999 and its Quarterly Report on Form 10-QSB for the nine months ended September 30, 2000.

                             OZ.COM AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (In thousands)

                                                                      Pro Forma
                                                                    Adjustments for
                                                                    the Acquisition
                                                      OZ.COM and     of MCE Holding     Pro Forma
                                                     Subsidiaries     Corporation        Combined
                                                     ------------   ---------------     ---------

ASSETS:

   Cash and cash equivalents                           $  5,046         $  2,000(a)      $ 7,046
   Trade accounts receivable                                 97                               97
   Trade accounts receivable from shareholder             1,260                            1,260
   Prepaid expenses and other current assets                705                              705
                                                       --------                          -------
     Total current assets                                 7,108                            9,108
   Property and equipment, net                            3,628                            3,628
   Other assets                                              34           18,721(b)       18,755
                                                       --------         --------         -------
     Total assets                                      $ 10,770         $ 20,721         $31,491
                                                       ========         ========         =======

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):

   Current liabilities                                 $  2,058         $    127(c)      $ 2,185
   Notes payable                                            451                              451
   Deferred revenue                                          43                               43
                                                       --------                          -------
     Total liabilities                                    2,552                            2,679
   Minority interest and redeemable preferred stock      13,070                           13,070
   Redeemable common stock                                                 4,500(d)        4,500

   Shareholders' equity (deficit):
      Capital stock and other equity                     17,368           16,094(d)       33,462
      Accumulated deficit                               (22,220)                         (22,220)
                                                       --------                          -------
         Total shareholders' equity (deficit):           (4,852)                          11,242
                                                       --------         --------         -------
     Total liabilities and shareholders'
       equity (deficit)                                $ 10,770         $ 20,721         $31,491
                                                       ========         ========         =======

                             OZ.COM AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
               (In thousands, except share and per share amounts)

                                                                     Pro Forma
                                                                  Adjustments for
                                                                  the Acquisition
                                                  OZ.COM and       of MCE Holding       Pro Forma
                                                 Subsidiaries       Corporation          Combined
                                                 ------------     ---------------       ----------
                                                                        (e)

Revenue                                           $    5,174                            $    5,174
Cost of revenues                                       3,310                                 3,310
                                                  ----------                            ----------
   Gross profit                                        1,864                                 1,864

Operating expenses:
   Sales and marketing                                 1,925                                 1,925
   General and administrative                          2,256         $    4,287(f)           6,543
   Research and development                              487                                   487
                                                  ----------         ----------         ----------
Total operating expenses                               4,668              4,287              8,955
                                                  ----------         ----------         ----------
Operating loss                                        (2,804)            (4,287)            (7,091)
Interest income - net                                    561                120(g)             681
                                                  ----------         ----------         ----------
Loss before income taxes                              (2,243)            (4,167)            (6,410)
Income taxes                                              --                                    --
                                                  ----------         ----------         ----------
Net loss                                          $   (2,243)        $   (4,167)        $   (6,410)
                                                  ==========         ==========         ==========

Basic and diluted net loss per share              $    (0.03)                           $    (0.08)

Weighted average number of shares outstanding     66,228,956         16,475,131(h)      82,704,087

                             OZ.COM AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
               (In thousands, except share and per share amounts)

                                                                       Pro Forma
                                                                     Adjustments for
                                                                     the Acquisition
                                                     OZ.COM and      of MCE Holding      Pro Forma
                                                    Subsidiaries      Corporation         Combined
                                                    ------------     ---------------     ----------
                                                                           (e)

Revenue                                              $    5,254                          $    5,254
Cost of revenues                                          3,386                               3,386
                                                     ----------                          ----------
   Gross profit                                           1,868                               1,868

Operating expenses:
   Sales and marketing                                    2,981                               2,981
   General and administrative                             5,961       $    3,216(f)           9,177
   Research and development                               1,613                               1,613
                                                     ----------       ----------         ----------
Total operating expenses                                 10,555            3,216             13,771
                                                     ----------       ----------         ----------
Operating loss                                           (8,687)          (3,216)           (11,903)
Interest expense - net                                   (1,100)              90(g)          (1,010)
                                                     ----------       ----------         ----------
Loss before income taxes                                 (9,787)          (3,126)           (12,913)
Income taxes                                                 --                                  --
                                                     ----------       ----------         ----------
Net loss                                             $   (9,787)      $   (3,126)        $  (12,913)
                                                     ==========       ==========         ==========

Basic and diluted net loss per share                 $    (0.14)                         $    (0.15)

Weighted average number of shares outstanding        70,078,537       16,475,131(h)      86,553,668

                             OZ.COM AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
               (In thousands, except share and per share amounts)

                                                                        Pro Forma
                                                                     Adjustments for
                                                                     the Acquisition
                                                     OZ.COM and       of MCE Holding    Pro Forma
                                                    Subsidiaries       Corporation       Combined
                                                    ------------     ---------------    ----------
                                                                           (e)

Revenue                                              $    3,337                         $    3,337
Cost of revenues                                          2,495                              2,495
                                                     ----------                         ----------
   Gross profit                                             842                                842

Operating expenses:
   Sales and marketing                                      771                                771
   General and administrative                             2,108            $ 3,216(f)        5,324
   Research and development                                 281                                281
                                                     ----------         ----------      ----------
Total operating expenses                                  3,160              3,216           6,376
                                                     ----------         ----------      ----------
Operating loss                                           (2,318)            (3,216)         (5,534)
Interest income - net                                       394                 90(g)          484
                                                     ----------         ----------      ----------
Loss before income taxes                                 (1,924)            (3,126)         (5,050)
Income taxes                                                 --                                 --
                                                     ----------         ----------      ----------
Net loss                                             $   (1,924)        $   (3,126)     $   (5,050)
                                                     ==========         ==========      ==========

Basic and diluted net loss per share                 $    (0.03)                        $    (0.06)

Weighted average number of shares outstanding        65,339,243         16,475,131(h)   81,814,374

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

(a)  To record cash acquired in the acquisition of MCE.

(b) To record the iPulse 1.5 license and the goodwill from the acquisition of MCE

                                  Amount       Useful life
                                  -------      -----------

         iPulse 1.5 license       $ 6,337          3.5
         Goodwill                  12,384            5
                                  -------
                                  $18,721
                                  =======

(c)  To accrue for the direct costs of the acquisition of MCE.

(d)  Adjustment to reflect the following:

      Common stock issued to acquire MCE allocated to temporary equity   $ 4,500
      Common stock issued to acquire MCE allocated to permanent equity    16,094
                                                                         -------
      Total adjustment (16,475,131 shares at $1.25 per share)            $20,594
                                                                         =======

(e) MCE was incorporated in August 2000 solely to facilitate the acquisition. MCE and its subsidiary had no operations prior to their acquisition on November 8, 2000. Therefore, there were no revenues or expenses prior to their acquisition.

(f) Amortization of the license and goodwill acquired in the acquisition of MCE.

(g) To increase interest income related to the cash acquired in the acquisition of MCE.

(h)  To record issuance of common stock to acquire MCE.

         (c)      Exhibits

        2.1* Share Exchange Agreement, dated as of November 8, 2000, between the Registrant and Microcell Capital II Inc.

        2.2* Share Exchange Agreement, dated as of November 8, 2000, between the Registrant and Ericsson Canada Inc.

       10.1* Shareholder Agreement, dated as of November 8, 2000, among the Registrant, Gudjon Mar Gudjonsson, Skuli Mogensen and Microcell Capital II Inc.

       10.2* Shareholder Agreement, dated as of November 8, 2000, among the Registrant, Gudjon Mar Gudjonsson, Skuli Mogensen and Ericsson Canada Inc.

       10.3* General Co-Operation and Development Agreement, dated as of November 8, 2000, between Microcell Labs Inc. and OZ.COM Canada Company (fka 3044016 Nova Scotia Company).

       10.4* Specific Development and Consulting Development, dated as of November 8, 2000, between Microcell Labs Inc. and OZ.COM Canada Company (fka 3044016 Nova Scotia Company).

       10.5* Specific Co-Operation and Development Agreement, dated as of November 8, 2000, between OZ.COM Canada Company (fka 3044016 Nova Scotia Company) and Ericsson Canada Inc.

       10.6** Amendment Number One to Shareholder Rights Agreement, dated as of October 2000, between Ericsson Inc. and OZ.COM.

----------------
* Filed on November 14, 2000 as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2000, and incorporated by reference herein.

** Filed on November 21, 2000 as an exhibit to the Registrant's Current Report on Form 8-K.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                        OZ.COM


                                        By: /s/ Robert G. Quinn
                                            ------------------------------------
                                            Name:  Robert G. Quinn
                                            Title: Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)


Date: January 22, 2001

                                EXHIBIT INDEX


        2.1* Share Exchange Agreement, dated as of November 8, 2000, between the Registrant and Microcell Capital II Inc.

        2.2* Share Exchange Agreement, dated as of November 8, 2000, between the Registrant and Ericsson Canada Inc.

       10.1* Shareholder Agreement, dated as of November 8, 2000, among the Registrant, Gudjon Mar Gudjonsson, Skuli Mogensen and Microcell Capital II Inc.

       10.2* Shareholder Agreement, dated as of November 8, 2000, among the Registrant, Gudjon Mar Gudjonsson, Skuli Mogensen and Ericsson Canada Inc.

       10.3* General Co-Operation and Development Agreement, dated as of November 8, 2000, between Microcell Labs Inc. and OZ.COM Canada Company (fka 3044016 Nova Scotia Company).

       10.4* Specific Development and Consulting Development, dated as of November 8, 2000, between Microcell Labs Inc. and OZ.COM Canada Company (fka 3044016 Nova Scotia Company).

       10.5* Specific Co-Operation and Development Agreement, dated as of November 8, 2000, between OZ.COM Canada Company (fka 3044016 Nova Scotia Company) and Ericsson Canada Inc.

       10.6** Amendment Number One to Shareholder Rights Agreement, dated as of October 2000, between Ericsson Inc. and OZ.COM.

----------------
* Filed on November 14, 2000 as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2000, and incorporated by reference herein.

** Filed on November 21, 2000 as an exhibit to the Registrant's Current Report on Form 8-K.